FIXED RATE PROGRAM
                PROMISSORY NOTE SECURED BY MORTGAGE

LOAN                           NO.                           96-062
March 20, 1996
                                                  Chicago, Illinois

MAKER:                                   THE  COSMOPOLITAN AT MEARS
                         PARK, LLC., a Delaware limited liability company

MAKER'S ADDRESS:         Batterymarch Park II
                         Quincy, MA  02169

PRINCIPAL AMOUNT:        Seven  Million  and  no/100  Dollars
                         ($7,000,000.00), together with all other amounts added thereto pursuant to this Note or otherwise payable in accordance with the Loan Documents.

PAYEE AND HOLDER:        Heller  Financial, Inc., a  Delaware
                         corporation,   and  its   successors   and
                         assigns.

PAYMENT ADDRESS:         500 West Monroe Street, 15th Floor
                         Chicago,   Illinois
                         60661

                         or such other address
                         as   Holder  may  hereafter  designate  in
                         writing to Maker.

PRINCIPAL:               Patrick Carney

INITIAL PAYMENT DATE:    May 1, 1996.

MATURITY DATE:           March  31, 2003, or any earlier
                         date  on which the entire unpaid Principal
                         Amount  shall  be paid or required  to  be
                         paid   in  full,  whether  by  prepayment,
                         acceleration or otherwise.

AMORTIZATION PERIOD:     25 Years.

AMORTIZATION SCHEDULE:   The  amortization schedule attached hereto
                         as Exhibit A.

CONTRACT RATE:           A rate of interest equal to nine
                         and 14/100ths percent (9.14%) per annum.

DEFAULT RATE:            The Contract Rate plus 500 basis
                         points per annum.

LATE CHARGE:             Five  percent  (5%)  of   each
                         delinquent payment.

PROPERTY:                Cosmopolitan at Mears Park
                         Apartments
                         250 East Sixth Street
                         St. Paul, Ramsey County, Minnesota

MORTGAGE:                The  mortgage or deed of trust,
                         assignment of rents and security agreement
                         of    even   date   herewith   (and    any
                         modification,   renewal    or    extension
                         thereof) securing repayment of the Loan and encumbering, among other things, the Property.

LOAN:                    The  loan  from Holder  to
                         Maker evidenced by this Note and secured by the other Loan Documents.

LOAN DOCUMENTS:          This Note, the Mortgage and any other
                         documents evidencing or securing the Loan or executed in connection therewith, and any modification, renewal and extension thereof.

NOTE:                    This   Promissory   Note
                         Secured by Mortgage and any modifications, renewals or extensions hereof and any substitutions therefor.

1.   Promise to Pay.

      FOR VALUE RECEIVED, Maker promises to pay to the order of Holder at the Payment Address the Principal Amount (or so much thereof as may from time to time be outstanding) on or before the Maturity Date, together with interest thereon as hereinafter set forth, payable in lawful money of the United States of America.

2.   Principal and Interest.

      So long as no Event of Default exists, interest shall accrue on the Principal Amount from time to time outstanding at the Contract Rate based on a 360 day year consisting of 12 months of 30 days each. Principal and interest shall be paid to the Holder hereof as follows: (a) On the Initial Payment Date and on the first day of each month thereafter, Maker shall pay to Holder monthly payments of principal and interest due for such period based upon the Amortization Schedule; and (b) the outstanding Principal Amount of this Note, together with all accrued and unpaid interest, shall be due and payable in full on the Maturity Date. Whenever any payment is stated to be due or a computation is to be made on a day which is not a business day, such payment or computation will be made on the next succeeding business day, and such extension of time will be included in the computation of interest.

3.   Prepayment.

      This Note may be prepaid in full but not in part at any time, provided that any such prepayment shall be: (i) accompanied by all accrued and unpaid interest and all fees and costs due from Maker to Holder; (ii) made only upon Holder's receipt of at least thirty
(30) days' prior written notice of Maker's election to prepay;  and
(iii) accompanied by (x) the "Yield Maintenance Amount", if the prepayment occurs during the first five (5) "Loan Years", or (y) the "Prepayment Premium", if prepayment occurs during the sixth
(6th) or seventh (7th) "Loan Year's". The Loan may be prepaid without payment of a Yield Maintenance Amount or Prepayment Premium during the last one hundred eighty (180) days of the loan term. Notwithstanding the foregoing, the application of any insurance proceeds or condemnation awards to the Indebtedness in accordance with Paragraph 5 of the Mortgage shall not result in the payment of any prepayment penalty or Yield Maintenance Amount.

      "Yield Maintenance Amount" means an amount, never less than zero, equal to the following:

     (A)  The Contract Rate,

                               MINUS

      (B) The yield ("U.S. Securities Rate"), as of the date of such prepayment, as published by the Federal Reserve System in its "Statistical Release H.15(519), Selected Interest Rates" under the caption "U.S. Government Securities/Treasury Constant Maturities", for a U.S. Government Security with a term equal to that remaining on this Note on the date of such prepayment (which term may be obtained by interpolating between the yields published for specific whole years),

                  DIVIDED BY TWELVE (12) AND THE
                QUOTIENT THEREOF THEN MULTIPLIED BY

     (C)  The amount prepaid on the date of such prepayment,

            AND THE PRODUCT THEREOF THEN MULTIPLIED BY

      (D) The number of whole months remaining from the date of prepayment through the Maturity Date,

              AND THE PRODUCT THEREOF THEN DISCOUNTED
                  TO OBTAIN THE PRESENT VALUE BY

     (E) Discounting, assuming monthly compounding, such amount at the U.S. Securities Rate.

        "Prepayment Premium" means an amount equal to the following:

Loan Year During Which Prepayment Occurs      Prepayment Premium
     Loan Year 6                              Two percent (2%) of the
                                              current outstanding
                                               balance
     Loan Year 7                               One percent (1%) of the
                                               current outstanding
                                               balance



      All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts to the nearest whole dollar. Maker acknowledges and agrees that any prepayment of this Note by virtue of the occurrence of an Event of Default hereunder shall be deemed a voluntary prepayment for purposes of determining the applicability of the Yield Maintenance Amount.

4.   Default.

     4.1  Events of Default.

           The following shall constitute an "Event of Default" under this Note: (i) failure to pay any amounts owed pursuant to this Note within ten (10) calendar days after such payment is due; and (ii) the occurrence of any Event of Default under any of the other Loan Documents.

     4.2  Remedies.

           So  long  as  an  Event of Default remains  outstanding:
     (a) interest shall accrue at the Default Rate and, to the extent not paid when due, shall be added to the Principal Amount; (b) Holder may, at its option and without notice (such notice being expressly waived), declare the unpaid Principal Amount immediately due and payable. Holder's rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, the security described in the other Loan Documents, any guarantor(s) hereof and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

5.   Late Charge.

     If payments of principal and/or interest, or any other amounts under the other Loan Documents are not timely made and remain overdue for a period of ten days, Maker, without notice or demand by Holder, promptly shall pay the Late Charge computed on such past due amounts. Until paid, the Late Charge shall be added to the Principal Amount. Nothing in this Note shall be construed as an obligation on the part of Holder to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Holder's right to compel prompt performance.

6.   Jury Trial Waiver.

     MAKER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND HOLDER, AND MAKER ACKNOWLEDGES THAT NEITHER THE HOLDER NOR ANY PERSON ACTING ON BEHALF OF THE HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY
ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

7.   Waiver.

      Except as specifically required by the Loan Documents, Maker, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their heirs, legal representatives, successors and assigns, respectively hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that its liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder.
Maker, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their heirs, legal representatives, successors and assigns, respectively hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, or of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers or guarantors or endorsers may become parties hereto without notice to Maker and without affecting the liability of Maker hereunder.

8.   Security, Application of Payments.

       This Note is secured by the liens, encumbrances, and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Each payment on the Loan is to be applied when received first to the payment of any fees, expenses or other costs Maker is obligated to pay hereunder or under the terms of the other Loan Documents, second to the payment of any accrued and unpaid Late Charge, third to the payment of interest on the Principal Amount from time to time remaining unpaid, and the remainder of such payment shall be used to reduce the Principal Amount.

9.   Miscellaneous.

     9.1   Amendments.

            This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder.

     9.2   Lawful Rate of Interest.

           In no event whatsoever shall the amount of interest paid or agreed to be paid to Holder pursuant to this Note exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Holder shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Principal Amount (whether or not due and payable), and not to the payment of interest, or refunded to Maker if such Principal Amount has been paid in full.

     9.3   Captions; Definitions.

            The captions of the Paragraphs of this Note are for convenience only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof. Each of the terms defined before Paragraph 1 hereof shall have the meaning set forth following such term when used throughout this Note.

     9.4   Severable Provisions.

             Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     9.5   Notices.

            Notices shall be given under this Note in conformity with the terms and conditions of the Mortgage.

     9.6   Joint and Several.

           The obligations of Maker in this Note shall be joint and several obligations of Maker and of each Maker, if more than one, and of each Maker's heirs, personal representatives, successors and assigns.

     9.7   Time of Essence.

            Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

     9.8   Governing Law.

            This Note shall be governed by the laws of the State of Illinois.

10.  Exculpation.

      Subject to the provisions set forth below, neither Maker nor Principal shall be personally liable to pay the Principal Amount and Holder agrees to look solely to the Property and any other collateral heretofore, now, or hereafter pledged by any party to secure the Principal Amount. Notwithstanding the foregoing, Maker and Principal, jointly and severally, shall be personally liable to pay (A) the Principal Amount in the event of, and all damages, including but not limited to attorneys' fees and expenses, arising from the breach of the provisions contained in Paragraphs 8 (inspection), 10 (financial statements), 15 (transfers of the property or beneficial interest in Maker; assumption), 16 (no additional liens), and 17 (single asset entity) of the Mortgage; and (B) all damages, including but not limited to attorneys' fees and expenses, arising from:

          (i) the collection and receipt of proceeds and income from the Property and the other assets and obligations securing the Loan by or for the benefit of Maker or Principal following an Event of Default which are not paid to Holder or applied to the Property in the ordinary course of business;

    (ii)  fraud;

          (iii)     material misrepresentation;

          (iv) misapplication or misappropriation of funds which come into the possession of Maker or Principal; or

          (v)  intentional or material waste to the Property.

      The foregoing shall in no way limit or impair the enforcement against the Property or any other security granted by the Loan Documents of any of the Holder's rights and remedies pursuant to the Loan Documents.


      IN WITNESS WHEREOF, Maker does execute this Note as of the date set forth above.

                                   MAKER:


                                   THE COSMOPOLITAN AT MEARS PARK,
                                   LLC.,    a    Delaware   limited
                                   liability company



                                   By:____________________________
                                        Terrence P. Sullivan
                                        Its Manager